EXHIBIT 99.1

January 14, 2005 - For immediate release Contact:
Scott Shockey, CFO or Bryna Butler, Corporate Communications
1-800-468-6682 or (740) 446-2631

                 Ohio Valley Banc Corp Continues Earnings Growth
                 -----------------------------------------------

GALLIPOLIS, Ohio - Ohio Valley Banc Corp [Nasdaq: OVBC] reported consolidated net income for the quarter ended December 31, 2004, of $1,894,000 representing an increase of 2.4 percent over the same period in the prior year. Earnings per share for the fourth quarter of 2004 were $.55, up 3.8 percent from the $.53 earned the fourth quarter of 2003. For the fiscal year ended December 31, 2004, consolidated net income was $8,381,000, or $2.42 per share, compared to $6,472,000, or $1.86 per share, for the same period a year ago. The year-to-date earnings include the previously disclosed sale of OVBC's investment in
ProCentury Corp. [Nasdaq: PROS]. The second quarter sale resulted in an after-tax gain of $1,625,000 or $.47 per share. Excluding the sale of the ProCentury investment, operating earnings for the fiscal year ended December 31, 2004 were $6,756,000, up 4.4 percent compared to $6,472,000 a year ago. Operating earnings per share were $1.95 for the fiscal year of 2004 versus $1.86 last year, an increase of 4.8 percent. On an operating basis, return on average assets and return on average equity were .94 percent and 12.35 percent for the full year of 2004, versus .93 percent and 12.43 percent for the prior year.

The increase in operating earnings reflects the reduction in provision for loan loss expense which was driven by a decline in nonperforming loans and net loan charge-offs. The Company's ratio of nonperforming loans to total loans decreased to .50 percent at December 31, 2004, as compared to .58 percent at December 31, 2003 and the ratio of nonperforming assets to total assets decreased to .69 percent at December 31, 2004 from .76 percent the prior year end. With improved asset quality in commercial and consumer loans, the Company's net charge-offs for the fiscal year of 2004 were down $1,046,000 from the same time period the prior year. Based on the evaluation of the adequacy of the allowance for loan losses, management provided $2,353,000 to the allowance for loan losses for the twelve months ended December 31, 2004, a decrease of $1,986,000 from the same time period the prior year. Management feels that the allowance for loan losses is reflective of probable losses in the portfolio. The allowance for loan losses was 1.20 percent of total loans at December 31, 2004, as compared to 1.32 percent at December 31, 2003.

For the twelve months ended December 31, 2004, net interest income decreased $171,000 from last year. For the fourth quarter of 2004, net interest income increased $77,000 from the prior year fourth quarter. The decline in annual net interest income was in relation to the net interest margin for the twelve months ending December 31, 2004 decreasing to 4.06 percent from 4.28 percent for the same time period the prior year. The lower net interest margin was attributable to lower asset yields due to the Company's desire to shift from higher-yielding fixed rate assets to variable rate assets. Partially offsetting the impact in net interest margin compression was the growth in average earning assets. For the fiscal year of 2004, average earning assets grew $30,765,000 or 4.7 percent from the same time period last year.

Noninterest income totaled $7,992,000 for the twelve months ended December 31, 2004, as compared to $5,982,000 for the same time period last year. For the three months ended December 31, 2004, noninterest income totaled $1,506,000 compared to $1,523,000 for 2003's fourth quarter. Included in the year-to-date increase in noninterest income was the pre-tax gain of $2,463,000 on the aforementioned sale of ProCentury. Gain on sale of loans for the year of 2004 was down $381,000 from the same time period last year. The decline in the sales of secondary market real estate loans was due to lower mortgage refinance volume and a shift to variable rate mortgage originations which management does not intend to sell. Offsetting a portion of this decline was a year-to-date increase in service charges on deposit accounts of $158,000 or 5.0 percent.

On a year-to-date basis, noninterest expense totaled $20,926,000 in 2004, an increase of $1,109,000 or 5.6 percent compared to $19,817,000 the previous year. On a quarter-to-date basis, noninterest expense increased $344,000 or 7.3 percent from the fourth quarter in 2003. Salaries and employee benefits grew $1,021,000 or 8.8 percent for the twelve months ended December 31, 2004, as compared to the same time period in 2003. The increase was related to annual merit increases, rising benefit costs and additional employees. With the renovation of the Milton office and upgrade in personal computers within various departments, furniture and equipment expense was up $177,000 on a year-to-date basis. The remaining noninterest expense categories were down $89,000 collectively from 2003 driven by negotiating lower data processing fees for debit and credit cards.

Total assets increased $21,793,000 from year end 2003 to reach $729,120,000 at December 31, 2004. Driving asset growth for 2004 was loan growth of $26,870,000, which equals an annual growth rate of 4.7 percent as compared to the 2.5 percent growth rate for 2003. Consumer loan growth of 9.1 percent and real estate loan growth of 4.4 percent were the primary contributors. Total deposits grew $27,644,000 and securities sold under agreements to repurchase grew $15,735,000 from year end 2003 to fund loan growth and to reduce borrowed funds, which are down $25,012,000. The growth in deposits was primarily in noninterest-bearing checking accounts and certificates of deposit originated from local and national markets.

"We are pleased with the earnings growth delivered by our employees in both the fourth quarter and the full year of 2004," stated Jeffrey E. Smith, President and CEO. "Their efforts resulted in the twelfth consecutive year of earnings growth, reflecting their commitment to consistency in financial performance and the enhancement of our shareholders' return. In addition to increased earnings, our employees increased asset quality resulting in a 46% reduction in the provision for loan loss expense. On December 15, 2004, the Company paid a fifth cash dividend of $.19 per share in order that our shareholders may share in the successful return on their Company's investment in ProCentury. Finally, on December 31, 2004, OVBC common stock closed at $32.88 per share, a 23% increase over the December 31, 2003 closing price. The credit goes to the work of our employees, the loyalty of our customers, the guidance of our Board, and the support of our shareholders in making 2004 another successful year."

Ohio Valley Banc Corp common stock is traded on the NASDAQ Stock Market under the symbol OVBC. The holding company owns three subsidiaries: Ohio Valley Bank, with 16 offices in Ohio and West Virginia; Loan Central, with five consumer finance offices in Ohio, and Ohio Valley Financial Services, an insurance agency based in Jackson, Ohio. Learn more about Ohio Valley Banc Corp at www.ovbc.com.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. OVBC believes that providing certain non-GAAP financial measures provides investors with information useful in understanding OVBC's financial performance. OVBC provides measures based on "operating earnings," which exclude significant non-recurring gains, losses or expenses that are not reflective of continuing operations. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables.

Forward-Looking Information

Certain statements contained in this earnings release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures;
(iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and
(vii) regulatory changes. Forward-looking statements speak only as of the date on which they are made and Ohio Valley undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Non-GAAP Disclosure Reconciliation

Operating earnings are net income adjusted to exclude the results of certain significant transactions not representative of continuing operations. The following reconciles GAAP net income and earnings per share to operating earnings and operating earnings per share for the quarter and fiscal year ended December 31, 2004 and 2003.

                                   Three months ended        Twelve months ended
(in $000's, except per share data)     December 31,              December 31,
                                     2004       2003           2004       2003
                                   --------   --------       --------   --------

Net income                         $ 1,894    $ 1,850        $ 8,381    $ 6,472

  Gain on sale of investment          ----       ----         (2,463)      ----
  Tax effect                          ----       ----            838       ----
  After-tax non-operating items       ----       ----         (1,625)      ----

Operating earnings                 $ 1,894    $ 1,850        $ 6,756    $ 6,472


Earnings per share                 $  0.55    $  0.53        $  2.42    $  1.86

  Gain on sale of investment          ----       ----          (0.71)      ----
  Tax effect                          ----       ----           0.24       ----
  After-tax non-operating items       ----       ----          (0.47)      ----

Operating earnings per share       $  0.55    $  0.53        $  1.95    $  1.86


OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

                                 Three months ended        Twelve months ended
                                    December 31,              December 31,
                                  2004         2003         2004         2003
                               ----------   ----------   ----------   ----------
PER SHARE DATA
 Operating earnings per share      $0.55        $0.53        $1.95        $1.86
 Earnings per share                $0.55        $0.53        $2.42        $1.86
 Dividend per share                $0.38        $0.18        $0.94        $0.71
 Book value per share             $16.49       $15.55       $16.49       $15.55
 Dividend payout ratio             69.34%       33.92%       38.89%       38.14%
 Weighted average shares
   outstanding                 3,451,740    3,490,118    3,470,878    3,480,230

PERFORMANCE RATIOS
 Operating return on
   average equity                  13.62%       13.80%       12.35%       12.43%
 Return on average equity          13.23%       13.80%       15.02%       12.43%
 Operating return on
   average assets                   1.03%        1.05%        0.94%        0.93%
 Return on average assets           1.03%        1.05%        1.16%        0.93%
 Net interest margin                3.98%        4.10%        4.06%        4.28%
 Operating efficiency ratio        60.41%       56.56%       63.11%       58.54%
 Efficiency ratio                  60.41%       56.56%       58.74%       58.54%
 Average earning assets
   (in 000's)                   $691,925     $656,614     $681,312     $650,547

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

                                     Three months ended      Twelve months ended
(in $000's)                             December 31,            December 31,
                                      2004       2003         2004       2003
                                    ---------  ---------    ---------  ---------
Interest income:
     Interest and fees on loans     $ 10,040   $  9,944     $ 39,821   $ 41,462
     Interest and dividends on
      securities                         925        933        3,669      3,698
          Total interest income       10,965     10,877       43,490     45,160
Interest expense:
     Deposits                          2,947      2,882       11,326     12,322
     Borrowings                        1,236      1,290        4,820      5,323
          Total interest expense       4,183      4,172       16,146     17,645
Net interest income                    6,782      6,705       27,344     27,515
Provision for loan losses                741        712        2,353      4,339
Noninterest income:
     Service charges on deposit
      accounts                           875        828        3,318      3,160
     Trust fees                           49         50          203        215
     Income from bank owned insurance    148        141          606        657
     Gain on sale of loans                32          8           63        444
     Gain on sale of ProCentury Corp.   ----       ----        2,463       ----
     Other                               402        496        1,339      1,506
          Total noninterest income     1,506      1,523        7,992      5,982
Noninterest expense:
     Salaries and employee benefits    3,288      2,950       12,592     11,571
     Occupancy                           322        328        1,285      1,308
     Furniture and equipment             290        287        1,208      1,031
     Data processing                     (39)        79          504        554
     Other                             1,186      1,059        5,337      5,353
          Total noninterest expense    5,047      4,703       20,926     19,817
Income before income taxes             2,500      2,813       12,057      9,341
Income taxes                             606        963        3,676      2,869
NET INCOME                          $  1,894   $  1,850     $  8,381   $  6,472

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except
 share and per share data)                   December 31,          December 31,
                                                 2004                 2003
                                           ----------------     ----------------
ASSETS
Cash and cash equivalents                  $        16,279      $        17,753
Interest-bearing deposits in other banks               525                  859
Securities available-for-sale                       74,239               76,352
Securities held-to-maturity
   (estimated fair value:  2004 -
    $12,580, 2003 - $13,547)                        11,910               12,835
Total loans                                        600,574              573,704
   Less:  Allowance for loan losses                 (7,177)              (7,593)
     Net loans                                     593,397              566,111
Premises and equipment, net                          8,860                9,142
Accrued income receivable                            2,643                2,700
Goodwill                                             1,267                1,267
Bank owned life insurance                           13,988               13,222
Other assets                                         6,012                7,086
          Total assets                     $       729,120      $       707,327

LIABILITIES
Noninterest-bearing deposits               $        69,936      $        62,235
Interest-bearing deposits                          465,217              445,274
     Total deposits                                535,153              507,509
Securities sold under agreements to
 repurchase                                         39,753               24,018
Other borrowed funds                                76,550              101,562
Subordinated debentures                             13,500               13,500
Accrued liabilities                                  7,585                6,330
          Total liabilities                        672,541              652,919

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value,
 10,000,000 shares authorized; 2004 -
  3,689,828 shares issued, 2003 -
  3,658,212 shares issued)                           3,690                3,658
Additional paid-in capital                          31,931               30,962
Retained earnings                                   28,465               23,343
Accumulated other comprehensive income                (219)                 624
Treasury stock at cost (2004 - 258,970 shares,
 2003 - 159,611 shares)                             (7,288)              (4,179)
          Total shareholders' equity                56,579               54,408
               Total liabilities and
                 shareholders' equity      $       729,120      $       707,327